UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2007

PHINDER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

00032559
(Commission File Number)	(IRS Employer Identification No.)

181 University Ave, Suite 210, Toronto ON	M5H 3M7
(Address of Principal Executive Offices)	(Zip Code)

416-815-1771

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

On May 21, 2007, Phinder Technologies, Inc. (“Phinder”) amended the previous agreement with JLC Affiliated Companies LLC, a Nevada limited liability company, an unrelated third party, concerning the sale of all of the issued and outstanding shares of its wholly owned subsidiary, Axcess Internet Solutions, Inc. (“Axcess”). Axcess is a business specializing in the development and marketing of software solutions that assist small businesses with little or no internet experience in creating an online presence and an online business directory.

The Stock Purchase Agreement between the parties dated March 27, 2007 agreed that in addition to the cash purchase price, we would receive 60% of all future settlement payments related to a limited number of accounts. The amendment removed this additional future payment and substituted a one-time immediate payment of $550,000. The transaction was the result of arms-length negotiations between the parties and the parties did not have an independent business valuation performed on Axcess.

Item 2.01 Completion of Acquisition or disposition of Assets the Company

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit 10.1 Amendment to Stock Purchase Agreement, dated May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf for the undersigned hereunto duly authorized.

PHINDER TECHNOLOGIES, INC.

/s/ John van Arem
     Chief Executive Officer

Date: May 28, 2007